UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material under ss. 240.14a-12

                         HMG/COURTLAND PROPERTIES, INC.
                (Name of Registrant as Specified In Its Charter)

                                       N/A
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          N/A

     (2)  Aggregate number of securities to which transaction applies:

          N/A

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          N/A

     (4)  Proposed maximum aggregate value of transaction:

          N/A

     (5)  Total fee paid:

          N/A

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
     2)   Form, Schedule or Registration Statement No.:
     3)   Filing Party:
     4)   Date Filed:

                         HMG/COURTLAND PROPERTIES, INC.
                            1870 South Bayshore Drive
                          Coconut Grove, Florida 33133
                     ---------------------------------------

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD SEPTEMBER 20, 2002
                     --------------------------------------

                                                                 August 23, 2002
TO THE SHAREHOLDERS:

         The annual meeting of shareholders of HMG/Courtland Properties, Inc. (the "Company") will be held at 10:30 A.M., on Friday, September 20, 2002, at the Grove Isle Club and Resort, 4 Grove Isle Drive, Coconut Grove, Florida for the following purposes:

          1.   To elect a Board of Directors;

          2. To act upon the renewal and amendment of the Advisory Agreement between the Company and HMG Advisory Corp.;

          3. To transact such other business as may properly come before the meeting.

         The record date for determining shareholders entitled to notice of and to vote at the annual meeting is August 16, 2002.

         Enclosed is a copy of the Company's Annual Report to Shareholders (Form 10-KSB) for the fiscal year ended December 31, 2001.

         It is important, whether or not you plan to attend the meeting in person, that you fill in, sign and date the accompanying proxy and return it promptly in the postage prepaid envelope which is enclosed for your convenience. The signing and mailing of the proxy will not affect your right to vote your shares in person if you attend the meeting and desire to do so.

                                       By Order of the Board of Directors

                                                Lawrence I. Rothstein
                                                President and Secretary

                                 PROXY STATEMENT
                                       OF
                         HMG/COURTLAND PROPERTIES, INC.

         The accompanying proxy is solicited by the Board of Directors for use at the annual meeting of shareholders and is being mailed with this Proxy Statement to all shareholders on August 23, 2002. If a proxy card is properly signed and is not revoked by the shareholder, the shares of common stock of the Company (the "Shares") represented thereby will be voted at the meeting in accordance with the instructions, if any, of the shareholder. If no instructions are given, they will be voted for the election of Directors nominated by the Board of Directors and for approval of the amendment and renewal of the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Advisor"). Any shareholder may revoke his proxy at any time before it is voted by giving written notice of revocation to the Secretary of the Company.

         Holders of Shares of record at the close of business on August 16, 2002 are entitled to notice of and to vote at the meeting. On that date, there were 1,089,135 Shares outstanding. Each Share is entitled to one vote on all business of the meeting. The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. As of August 16, 2002, Transco Realty Trust ("Transco"), 1870 South Bayshore Drive, Coconut Grove, Florida 33133, was the beneficial owner of 477,300 Shares, or 44% of the outstanding Shares, and Emanuel Metz, CIBC Oppenheimer Corp., One World Financial Center, 200 Liberty Street, New York, New York 10281, was the beneficial owner of 59,500 Shares, or 5% of the outstanding Shares. Beneficial ownership is based on sole voting and investment power.

         The Company has been advised by its officers and nominees for directors, and their affiliated shareholders, Transco, Courtland Group, Inc. ("CGI") and T.G.I.F. Texas, Inc. ("T.G.I.F.") that they intend to vote for the election of each of the nominees and for the approval of the Advisory Agreement. Such shareholders own in the aggregate 634,430 shares, or 58% of the outstanding Shares. As a result, each of the nominees is expected to be elected as a Director and the Advisory Agreement is expected to be approved. As noted below, certain Directors of the Company are affiliated with principal shareholders of the Company and are principal shareholders, directors and officers of the Advisor. See "Election of Directors" below for information concerning holders who may be deemed to own beneficially more than 5% of the outstanding Shares.

                              ELECTION OF DIRECTORS

         The entire Board of Directors will be elected at the annual meeting of shareholders to serve until the next annual meeting of shareholders and until the election and qualification of their successors. In the event any nominee should not continue to be available for election, proxies may be voted for the election of a substitute nominee or the Board of Directors may elect to reduce the number of Directors. The Board of Directors has no reason to anticipate that any nominee will not be available for election. All of the nominees have been elected previously by the shareholders.

         An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for the election of each Director.

         Set forth below is certain information about each current Director, each nominee for Director and the Shares held by all Directors and executive officers.


                        Shares Held as of a June 21, 2002

                        Principal Occupation or                           Additional Shares in
Name, Age, Year First   Employment During the Past     Shares Owned by    which the Nominee
Became a Director or    Five Years Other than with     the Nominee or     has, or Participates    Total Shares and
Officer of the          the Company and Other          Members of His     in, the Voting or       Percent of
Company                 Information                    Family (1)         Investment Power(2)     Class
-----------             -----------                    ------------       -------------------     ------------------
Maurice Wiener          Chairman of the Board          65,100(4)          541,830(3)              606,930
60-1974                 and Chief Executive Officer                                               52%
Chairman of the Board   of the Advisor; Executive
of Directors, and       Trustee, Transco Realty
Chief Executive         Trust; Director, T.G.I.F.
Officer                 Texas, Inc.; Chairman of the
                        Board and Chief Executive
                        Officer of CGI

Lawrence I. Rothstein   Director, President,           50,000(4)          541,830(3)              591,830
49-1983                 Treasurer and Secretary of                                                50%
Director, President,    Advisor; Trustee and
Treasurer and           Vice-President of Transco;
Secretary               Director, President, and
                        Secretary of CGI;
                        Vice-President of T.G.I.F.
                        Texas, Inc.

Walter G. Arader        President, Arader, Herzig          15,400(4)                0                  15,400
83-1977                 and Associates, inc.                                                             1%
Director                (financial and management
                        consultants); Director,
                        United Video, Inc.; Former
                        Secretary of Commerce,
                        Commonwealth of Pennsylvania

John B. Bailey          Real estate consultant;            12,100(4)                0                  12,100
75-1971                 Retired CEO, Landauer                                                            *
Director                Associates, Inc. (real
                        estate consultants)
                        (1977-1988)





                                       2

                        Shares Held as of a June 21, 2002


                        Principal Occupation or                           Additional Shares in
Name, Age, Year First   Employment During the Past     Shares Owned by    which the Nominee
Became a Director or    Five Years Other than with     the Nominee or     has, or Participates    Total Shares and
Officer of the          the Company and Other          Members of His     in, the Voting or       Percent of
Company                 Information                    Family (1)         Investment Power(2)     Class
-----------             -----------                    ------------       -------------------     ------------------

Harvey Comita           Business, Consultant;              10,000(4)            477,300(5)            487,300
72-1992                 Trustee, Transco Realty                                                         41%
Director                Trust; President and
                        Director of Pan-Optics, Inc.
                        (1971-1991); Director of
                        Mediq, Incorporated
                        (1981-1991)

All 7 Directors and                                       178,600(4)            541,830(3)            720,430
Executive Officers as                                                                                   61%
a Group

----------------------

*    Less than one percent

(1) Unless otherwise indicated, beneficial ownership is based on sole voting and investment power with respect to the Shares.

(2) Shares listed in this column represent Shares held by entities with which the Directors or officers are associated. The Directors, officers and members of their families have no ownership rights in the Shares listed in this column. See note 3 below.

(3) This number includes the number of Shares held by Transco (477,300 Shares), CGI (54,530 shares) and T.G.I.F. Texas, Inc. ("T.G.I.F.") (10,000 shares). Several of the Directors of the Company are directors, trustees, officers or shareholders of Transco, CGI and T.G.I.F.

(4) This number includes shares subject to options granted under the 2000 Stock Option Plan as follows: Mr. Wiener, 30,000; Mr. Rothstein, 25,000; 5,000 each to Mr. Arader, Mr. Bailey, and Mr. Comita; and a total of 16,000 to two officers who are not directors. Reference is made to "Compensation of Directors and Executive Officers and Other Transactions" for further information about the 2000 Stock Option Plan.

(5) This number represents the number of shares held by Transco, of which Mr. Comita is a Trustee.


         Mr. Wiener is the executive trustee of Transco and holds 37% of its stock. Mr. Wiener is also director and officer of CGI which owns 32% of Transco's stock. Mr. Wiener is Chairman of the Board, Chief Executive Officer and a 65% shareholder of CGI. Mr. Wiener is a director and 18% shareholder of TGIF. Mr. Wiener is the cousin of Bernard Lerner, Vice President of the Company and Vice President of the Advisor.

         For information concerning relationships of certain directors and officers of the Company to the Advisor, see "Amendment and Approval of Advisory Agreement."

         As a result of these relationships, the persons named above may be deemed to share investment power and voting power of Shares held by each firm with which they are associated in conjunction with a number of other persons, including in several cases, persons who are neither directors nor officers of the Company.

Meetings of the Board of Directors

         The Board of Directors held four meetings during 2001. During this period all of the Directors of the Company attended at least 75% of the total number of meetings of the Board and any Committee of which they were a member.

Committees of the Board of Directors

         The Board of Directors has an Audit Committee and a Stock Option Committee. The Company does not have a Compensation Committee or a Nominating Committee.

         Messrs. Arader, Bailey and Comita serve as members of the Stock Option Committee. The Committee is authorized to grant options to officers and key employees of the Company. The Stock Option Committee met once during 2001.

         Report of Audit Committee. In accordance with a Charter (see Annex A) adopted by the Company's Board of Directors, the Audit Committee assists the Board of Directors in fulfilling its responsibility for oversight of the quality and integrity of the Company's financial reporting processes. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report.

         The primary responsibilities of the Audit Committee are to review the annual financial statements of the Company and to examine and consider such other matters in relation to the audit of the Company's accounts and in relation to the financial affairs of the Company and its accounts as the Committee may, in its discretion, determine to be desirable and in accordance with its Charter. The Audit Committee met three times during 2001.

         The Committee also held discussions with management and the independent auditors. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

         The Committee also has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and also considered whether the performance of the non-audit related services included below under "Fees of Accountants" is compatible with maintaining their independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for the audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls and the overall quality of the Company's accounting principles.

         The aggregate fees billed by BDO Seidman LLP to the Company for the year ended December 31, 2001 are as follows:

                               Fees of Accountants

Audit Fees, including review of quarterly financial statements........$ 75,000
Financial Information Systems Design and Implementation Fee...........     -0-
All Other Fees
         Audit Related................................................     -0-
         Other1.......................................................$ 45,000
                  Total All Other Fees ...............................$ 45,000
                                                                      --------
         Total Fees...................................................$120,000

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company for the two years ended December 31, 2001 be included in the Company's Annual Report on Form 10-KSB for the period ended December 31, 2001 for filing with the Securities and Exchange Commission. The Committee has also recommended to the Board of Directors the selection of BDO Seidman, LLP as the Company's independent auditors for 2002, and the Board concurred in its recommendation.

         The members of the Audit Committee are Walter Arader, Chairman, and Harvey Comita. Messrs. Arader and Comita are independent members as defined in
Section 121(A) of the American Stock Exchange listing standards.

--------
1    Consists principally of fees related to tax compliance and planning.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         Executive officers receive no cash compensation from the Company in their capacity as executive officers. Executive officers are eligible to receive stock options pursuant to the Stock Option Plan.

         Compensation of Directors. Each Director receives an annual fee of $8,000, plus expenses and $500 for each meeting attended of the Board of Directors.

         Exercise and Grant of Options. The following table sets forth grants of options to the executive officers during 2001. During 2001, the Stock Option Committee granted to each other director an option to purchase 5,000 shares. No options were exercised during 2001.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                      Shares Subject to
                 Name                                 Grant of Options(1)
                 ----                                 -------------------

                 Maurice Wiener                       30,000(2)
                 Chief Executive Officer

                 Lawrence I. Rothstein                25,000(2)
                                                      ---------
                 Director, President

                                   TOTAL              55,000

(1) These options were granted Mr. Wiener and Mr. Rothstein at an exercise price of $8.33 and $7.57, respectively. The closing price for the Company's Shares on the American Stock Exchange was $7.57 per Share on June 25, 2001, the date of grant. All options expire on June 24, 2011.

(2) Represents 35% and 29%, respectively, of all options granted in last fiscal year.

         Section 16(a) Beneficial Ownership reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of change in beneficial ownership of the Company's Shares. Such officers and directors are required by SEC regulations to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on a review of the copies of such forms furnished to the Company, or written representations that no other reports were required, the Company believes that during 2001, its officers and directors of the Company complied with all applicable Section 16(a) filing requirements.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following discussion describes the organizational structure of the Company's subsidiaries and affiliates.

Transco Realty Trust ("Transco")

         Transco is a publicly-held 44% shareholder of the Company. Mr. Wiener is the executive trustee and an officer of Transco and holds approximately 34% of Transco's stock. Mr. Rothstein serves as a trustee and an officer of Transco. Mr. Comita serves as a trustee of Transco.

Courtland Group, Inc. ("CGI")

         CGI owns approximately 32% of Transco's stock and approximately 5% of the Company's common stock. Mr. Weiner is Chairman of the Board and a 65% shareholder of CGI. Mr. Rothstein serves as Director and president of CGI. CGI served as the Company's investment advisor until December 31, 1997.

HMG Advisory Corp. (the "Advisor")

         The day-to-day operations of the Company are handled by the Advisor. Reference is made to "Approval of Advisory Agreement" below for further information about the duties and remuneration of the Advisor. The Advisor is majority-owned by Maurice Wiener, its Chairman and CEO.

Courtland Investments, Inc. ("CII")

         The Company owns a 95% non-voting interest in CII. The other 5% (which represents 100% of the voting stock) is owned by a wholly-owned subsidiary of Transco. In May 1998, the Company and the Transco subsidiary entered into a written agreement in order to confirm and clarify the terms of their previous continuing arrangement with regard to the ongoing operations of CII, all of which provide the Company with complete authority over all decision making relating to the business, operation, and financing of CII consistent with its status as a real estate investment trust.

         CII and its wholly-owned subsidiary own 100% of Grove Isle Club, Inc. Grove Isle Yacht Club Associates and Grove Isle Marina, Inc. CII also owns 15% of Grove Isle Associates, Ltd., and the other 85% is owned by the Company.

HMG-Fieber Associates ("Fieber")

         The Company owns a 70% interest in Fieber and the other 30% is owned by NAF Associates ("NAF").

         The following discussion describes all material transactions, receivables and payables involving related parties. The Company believes that all of the transactions described below were on terms as favorable to the Company as comparable transactions with unaffiliated third parties.

The Advisor

         As of December 31, 2001 and 2000 the Advisor owed the Company approximately $191,000 and $155,000, respectively. Such sum bears interest at the prime rate plus 1% and is due on demand.

         Effective December 1, 1999, the Advisor began leasing its executive offices from CII pursuant to a lease agreement. This lease agreement is at the going market rate for similar property and calls for base rent of $48,000 per year payable in equal monthly installments. Additionally, the Advisor is responsible for all property insurance, utilities, maintenance and security expenses relating to the leased premises. The lease term is five years.

CGI

         As of December 31, 2001 and 2000, CGI owed the Company $300,000 and $278,000, respectively. Such sums bear interest at the prime rate plus 1% and are due on demand.

CII - T.G.I.F. Texas, Inc.

         CII owns approximately 49% of the outstanding shares of T.G.I.F. Texas, Inc. ("T.G.I.F."). Mr. Wiener is a director and officer of T.G.I.F. and owns, directly and indirectly, approximately 18% of the outstanding shares of T.G.I.F. As of December 31, 2001 and 2000, T.G.I.F. had amounts due from Mr. Wiener in the amount of approximately $718,000 and $672,000, respectively. These amounts are due on demand and bear interest at the prime rate. Also, T.G.I.F. owns 10,000 shares of the Company. The Advisor receives a management fee of $18,000 per year from T.G.I.F.

         As of December 31, 2001 and 2000 CII owed approximately of $3.7 million and $3.6 million, respectively to T.G.I.F. All advances between CII and T.G.I.F. are due on demand and bear interest at the prime rate plus 1%.

CII - Grove Isle

         In 1986, CII acquired from the Company the rights to develop the marina at Grove Isle for a promissory note of $620,000 payable at an annual rate equal to the prime rate. The principal matures on January 2, 2006. Interest payments are due each January 2. Because the Company consolidates CII, the note payable and related interest income are eliminated in consolidation.

         The Company holds a demand note due from CII bearing interest at the prime rate plus 1% with an outstanding balance of $2,508,000 and $1,260,000 as of December 31, 2001 and 2000, respectively. During 2001 and 2000, advances from the Company to CII totaled $1,553,000 and $3,993,000, respectively. Repayments from CII to the Company during 2001 and 2000 were $400,000 and $4,593,000, respectively. Accrued and unpaid interest is capitalized and included in advances. Because CII is a 95%-owned consolidated subsidiary of the Company, the note payable and related interest are eliminated in consolidation.

         The Company holds a demand note from Grove Isle Yacht Club Associates (GIYCA, a wholly-owned subsidiary of CII) bearing interest at the prime rate plus 2% with an outstanding balance as of December 31, 2001 and 2000, respectively, of approximately $243,000 and $1,084,000. During 2001 and 2000 advances from the Company to GIYCA totaled $2,000 and $40,000 respectively. Repayments from GIYCA to the Company during 2001 and 2000 were $897,000 and $250,000, respectively. Accrued and unpaid interest is capitalized and included in advances. Because GIYCA is a wholly-owned subsidiary of CII, the note payable and related interest are eliminated in consolidation.

Transco - South Bayshore Associates ("SBA")

         SBA is a joint venture in which Transco and the Company hold interests of 25% and 75%, respectively. The major asset of SBA is a demand note from Transco, bearing interest at the prime rate, with an outstanding balance of approximately $453,000 in principal and interest as of December 31, 2001 compared to a balance of $452,000 as of December 31, 2000.

         The Company holds a demand note from SBA bearing interest at the prime rate plus 1% with an outstanding balance as of December 31, 2001 of approximately $1,100,000, in principal and accrued interest, compared to a balance of $1,000,000, in principal and accrued interest, as of December 31, 2000. No payments were made in 2001 and 2000, and accrued and unpaid interest was not capitalized. Because the Company consolidates SBA, the note payable and related interest income are eliminated in consolidation.

Exercised Stock Options and Related Promissory Notes

         On August 24, 2000, certain officers and directors of the Company exercised all of their stock options and purchased a total of 70,000 shares of the Company's common stock for $358,750. The company received $70,000 in cash and $288,750 in promissory notes for the balance. These promissory notes bear interest at 6.18% per annum payable quarterly in arrears on the first day of January, April, July and October. The outstanding principal is due on August 23, 2005 and the notes are collateralized by the stock.

                        APPROVAL OF AMENDMENT AND RENEWAL
                            OF THE ADVISORY AGREEMENT

         The Advisory Agreement. At the 2001 annual meeting of shareholders, the advisory agreement (the "Advisory Agreement") between the Company and HMG Advisory Corp. (the "Advisor") was renewed for a one-year term expiring on December 31, 2002. On March 22, 2002, the Board of Directors approved, subject to shareholder approval, the amendment and renewal of the Advisory Agreement between the Company and the Advisor for a term commencing January 1, 2003, and expiring December 31, 2003.

         The sole amendment to the Advisory Agreement that is being proposed at the Annual Meeting is the increase in the remuneration of the Advisor to increase the Advisor's current regular compensation monthly fee from $55,000 to $75,000, or $660,000 to $900,000 annually. All other terms of the existing Advisory Agreement will remain the same. The increase in remuneration of the Advisor is being proposed by the Board after taking into account the increased costs of the Advisor in managing the affairs of the Company, the economic factors impacting the real estate industry and competitive conditions in today's market place. The amendment and renewal was approved unanimously by the Directors unaffiliated with the Advisor.

         Under the terms of the Advisory Agreement, the amendment and renewal must be approved by the holders of a majority of the Shares. If the shareholders approve the Advisory Agreement, it will be amended and renewed for a one-year term.

         The Advisor is majority owned by Mr. Wiener with the remaining shares owned by certain officers, including Mr. Rothstein. The officers and directors of the Advisor are as follows: Maurice Wiener, Chairman of the Board and Chief Executive officer; Lawrence I. Rothstein, President, Treasurer, Secretary and Director; Carlos Camarotti, Vice President - Finance and Assistant Secretary; and Bernard Lerner, Vice President.

         The following description of the Advisory Agreement contains a summary of its material terms.

         General Provisions. The Advisory Agreement is not assignable without the consent of the unaffiliated Directors of the Company and the Advisor. The Advisory Agreement provides that officers, directors, employees and agents of the Advisor or of its affiliates may serve as Directors, officers or agents of the Company.

         Duties of Advisor. The Advisor in performing its duties under the Advisory Agreement is at all times subject to the supervision of the Directors of the Company and has only such authority as the Directors delegate to it as their agent. The Advisor counsels and presents to the Company investments consistent with the objectives of the Company and performs such research and investigation as the Directors may request in connection with the policy decisions as to the type and nature of investments to be made by the Company. Such functions include evaluation of the desirability of acquisition, retention and disposition of specific Company assets. The Advisor also is responsible for the day-to-day investment operations of the Company and conducts relations with mortgage loan brokers, originators and servicers, and determines whether investments offered to the Company meet the requirements of the Company. The Advisor provides executive and administrative personnel, office space and services required in rendering such services to the Company. To the extent required to perform its duties under the Agreement, the Advisor may deposit into and disburse from bank accounts opened in its own name any money on behalf of the Company under such terms and conditions as the Company may approve.

         Allocation of Expenses. Under the Advisory Agreement, the Advisor pays: all salary and employment expenses of its own personnel and of the officers and employees of the Company who are affiliates of the Advisor; all of the administrative, rent and other office expenses (except those relating to a separate office, if any, maintained by the Company) relating to its services as Advisor; and travel (to the extent not paid by any party other than the Company or the Advisor) and advertising expenses incurred in seeking investments for the Company.

         The Company is required to pay all expenses of the Company not assumed by the Advisor, including, without limitation, the following: (a) the cost of borrowed money; (b) taxes on income, real property and all other taxes applicable to the Company; (c) legal, accounting, underwriting, brokerage, transfer agent's, registrar's, indenture trustee's, listing, registration and other fees, printing, engraving, and other expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; (d) fees and expenses of advisors and independent contractors, consultants, managers and other agents employed directly by the Company; (e) expenses connected with the acquisition, disposition or ownership of mortgages or real property or other investment assets, including, to the extent not paid by any party other than the Company or the Advisor, but not limited to, costs of foreclosure, costs of appraisal, legal fees and other expenses for professional services, maintenance, repairs and improvement of property, and brokerage and sales commissions, and expenses of maintaining and managing real property equity interests; (f) the expenses of organizing or terminating the Company; (g) all insurance costs (including the cost of Directors' liability insurance) incurred in connection with the protection of the Company's property as required by the Directors; (h) expenses connected with payment of dividends or interest or distributions in cash or any other form made or caused to be made by the Directors to holders of securities of the Company, including a dividend reinvestment plan, if any; (i) all expenses connected with communications to holders of securities of the Company and the other bookkeeping and clerical work necessary in maintaining relations with holders of securities, including the cost of printing and mailing checks, certificates for securities and proxy solicitation materials and reports to holders of the Company's securities; (j) to the extent not paid by borrowers from the Company, the expenses of administering, processing and servicing mortgage, development, construction and other loans; (k) the cost of any accounting, statistical, or bookkeeping equipment necessary for the maintenance of the books and records of the Company; (1) general legal, accounting and auditing fees and expenses; (in) salaries and other employment expenses of the personnel employed by the Company who are not affiliates of the Advisor, fees and expenses incurred by the Directors, officers and employees in attending Directors' meetings, and fees and travel and other expenses incurred by the Directors and officers and employees of the Company who are not affiliates of the Advisor.

         Expenses relating to the grant of options to all officers and employees of the Company under a plan approved by the shareholders of the Company are borne by the Company.

         Remuneration of the Advisor. For services rendered under the current advisory agreement, the Advisor is entitled to receive as regular compensation a monthly fee equal to the sum of (a) $55,000 (equivalent to $660,000 per year) and (b) 20% of the amount of any unrefunded commitment fees received by the Company with respect to mortgage loans and other commitments which the Company was not required to fund and which expired within the next preceding calendar month. In 2001 and 2000, the Advisor's annual regular compensation amounted to $660,000.

         If the shareholders approve the amendment and renewal of the Advisory Agreements, the Advisor's regular compensation will be increased to $75,000 per month, or $900,000 per year, and will continue to receive the other additional fee of 20% of the amount of any unrefunded commitment fees received by the Company as outlined above. The Advisor will also continue to receive the incentive compensation outlined below.

         The Advisory Agreement also provides that the Advisor shall receive incentive compensation for each fiscal year of the Company equal to the sum of
(a) 10% of the realized capital gains (net of accumulated net realized capital losses) and extraordinary nonrecurring items of income of the Company for such year, and (b) 10% of the amount, if any, by which Net Profits of the Company exceed 8% per annum of the Average Net Worth of the Company. "Net Profits" is defined as the gross earned income of the Company for such period (exclusive of gains and losses from the disposition of assets), minus all expenses other than non-cash charges for depreciation, depletion and amortization and the incentive compensation payable to the Advisor, and minus all amounts expended for mortgage amortization on long-term mortgage indebtedness, excluding extraordinary and balloon payments. "Average Net Worth" is defined as the average of the amount in the shareholders' equity accounts on the books of the Company, plus the accumulated non-cash reserves for depreciation, depletion and amortization shown on the books of the Company, determined at the close of the last day of each month for the computation period.

         If and to the extent that the Company requests the Advisor, or any of its directors, officers, or employees, to render services for the Company, other than those required to be rendered by the Advisor under the Agreement, such additional services are to be compensated separately on terms to be agreed upon between such party and the Company from time to time, which terms must be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations unaffiliated with the Advisor. The Advisor received $30,000 in 2000 and 2001 for managing certain of the Company's affiliates.

         Set forth below is the aggregate compensation paid to the Advisor during the two fiscal years ended December 31, 2000 and 2001.

         Form of Compensation                       Amount

                                              2001             2000
                                              ----             ----

Regular Compensation                       $660,000(1)      $  660,000(1)

20% of Unrefunded Commitment Fees                -0-               -0-

Incentive                                  $264,000         $  333,000

Management Fees                              30,000             30,000
                                           ----------       ------------

Total                                      $954,000         $1,023,000

------------------------------

(1) If the amended Advisory Agreement had been in effect during the years 2001 and 2002, the Advisor's regular compensation would have amounted to $900,000 in each year.

         Brokerage Fees Paid the Advisor. Under the Advisory Agreement, the Advisor and its affiliates are prohibited from receiving from the Company any brokerage or similar fees for the placement of mortgages or other investments with the Company. However, the Advisor and its affiliates can receive normal brokerage commissions from borrowers in connection with transactions involving the Company, provided that such commissions are fully disclosed to all Directors of the Company and the Directors approve of the transaction and that such commissions (which to the extent paid by the borrower and retained by the Advisor or its affiliates may reduce the yield to the Company) are fair and reasonable and in accord with the prevailing rates in the locality in which the transaction is consummated for the type of transaction involved. The Advisor and its affiliates may, subject to the same terms and conditions, receive normal brokerage commissions from sellers, buyers, lessees and other parties with whom the Company engages in transactions.

         Management of the Advisor. Set forth below are the names, offices with the Advisor and principal occupations of the current executive officers and directors of the Advisor.

                 Name and Offices
                 with the Advisor                      Principal Occupation

   Maurice Wiener                                  See "Election of Directors."
     Chairman of the Board of Directors
     and Chief Executive Officer


   Lawrence Rothstein                              See "Election of Directors."
     President, Treasurer, Secretary and
     Director

   Carlos Camarotti                                Controller and Assistant
     Vice President-Finance and                    Secretary of the Advisor
     Assistant Secretary

         The Directors recommend that the shareholders approve the amendment and renewal of the Agreement. An affirmative vote by the holders of a majority of the Shares present in person or by proxy at the Annual Meeting of Shareholders is required for approval of the Agreement.

         Grant of Options. In 2001, the Committee granted options to certain officers and Directors of the Company as follows:


           Officers and/or Directors                      No. of Shares

Maurice Wiener                                            30,000 shares

               Chairman of the Board and Chief
               Executive Officer

Lawrence Rothstein                                        25,000 shares

               Director, President , Treasurer
               and Secretary

Bernard Lerner                                             8,000 shares

               Vice President

Carlos Camarotti                                           8,000 shares

               Vice President, Controller and
               Assistant Secretary

Walter Arader                                              5,000 shares

               Director

John Bailey                                                5,000 shares

               Director

Harvey Comita                                              5,000 shares

               Director

         The exercise prices equaled or exceeded the market value of the Shares on the date of grant.

                             INDEPENDENT ACCOUNTANTS


         The Company has engaged BDO Seidman, LLP ("BDO"), its independent accountant for the fiscal year ended December 31, 2001, as its independent accountant for the fiscal year ending December 31, 2002. Representatives of BDO are not expected to be present at the meeting.

                             SOLICITATION OF PROXIES

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited by Directors, officers and employees of the Company personally, by telephone or by telegraph.

                                 OTHER BUSINESS

         The Board of Directors is not aware of any business other than those items referred to above to be presented for action at the meeting. However, should any other matters requiring a vote of the shareholders arise, the agents named in the accompanying proxy will vote in accordance with their own best judgment.

         In order for proposals of shareholders to be considered for inclusion in the proxy materials for presentation at the 2003 annual meeting of shareholders, such proposals must be received by the Company no later than April 1, 2003.

                         ------------------------------

         A copy of the Annual Report on Form 10-KSB for the year ended December 31, 2001, including financial statements and schedules thereto, filed with the Securities and Exchange Commission, may be obtained by shareholders without charge upon written request to: Secretary, HMG/Courtland Properties, Inc., 1870 South Bayshore Drive, Coconut Grove, Florida 33133

                         -------------------------------

           YOU CAN SAVE YOUR COMPANY ADDITIONAL EXPENSE BY SIGNING AND
                  RETURNING YOUR PROXY AS PROMPTLY AS POSSIBLE

                                                                         ANNEX A

                         HMG/COURTLAND PROPERTIES, INC.
                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                     CHARTER

I.       PURPOSE

The audit committee (the "Audit Committee") of the board of directors (the "Board") of HMG/Courtland Properties, Inc. (the "Corporation") shall provide assistance to the Board in fulfilling its responsibility to stockholders, potential investors and others for the oversight of the quality and integrity of the accounting, auditing and reporting practices of the Corporation. The Audit Committee's primary duties and responsibilities are to:

     o Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system.

     o Review and appraise the audit efforts of the Corporation's independent accountants.

     o Maintain free and open communication with and among the independent accountants, financial and senior management of the Corporation and the Board.

In discharging this oversight role, the Audit Committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose. The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent accountants. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent accountants or to assure compliance with laws and regulations and the Corporation's Ethical Code of Conduct.


II.      COMPOSITION

The Audit Committee shall be comprised of two or more directors as determined by the Board, each of whom shall be independent directors. An independent director is a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship which, in the opinion of the Board, would not interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered independent:

         (a) a director who is employed by the Corporation or any of its affiliates for the current year or any of the past three years;

         (b) a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board services, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

         (c) a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

         (d) a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation's securities) that exceed 5% of the Corporation's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

         (e) a director who is employed as an executive of another entity where any of the Corporation's executives serve on that entity's compensation committee.

All members of the Audit Committee shall be able to read and understand fundamental financial statements, including a company's balance sheet, income statement, and cash flow statement or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The members of the Audit Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless an Audit Committee Chairman is elected by the full Board, the members of the Audit Committee may designate a Chairman by majority vote of the Audit Committee.


III.     MEETINGS

The Audit Committee shall meet at least one time annually, or more frequently as circumstances dictate. As part of its job to foster open communications, the Audit Committee should also meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Audit Committee or either of these groups believe should be discussed privately. In addition, the Audit Committee or at least its Chairman may, if deemed necessary, meet with the independent accountants and/or management quarterly to review the Corporation's financial statements consistent with
Section IV below.

IV.      RESPONSIBILITIES AND DUTIES

The Committee shall:

          A.   Documents/Reports Review

               1.   Review and reassess the Charter at least annually.

               2. Review and discuss the Corporation's audited financial statements for each fiscal year with management and the independent accountants; discuss with the independent accountants the matters required to be discussed by Statement of Auditing Standards Number 61, as it may be modified or supplemented; review the written disclaimer and the letter from the independent accountants required by Independence Standards Board No. 1, as it may be modified or supplemented; and discuss with the independent accountants the independence of the independent accountants. Based on the review and discussions in the preceding sentence, make a recommendation to the Board on inclusion of the audited financial statements in the Annual Report on Form 10-K for each fiscal year. The review shall also include any certification, report or opinion rendered by the independent accountants and discussions regarding the adequacy of disclosures and content, quality of earnings, reserves and accruals, suitability of accounting principles, reasonableness of estimates and other judgmental matters and such other matters that the Audit Committee deems appropriate.

               3. Review and discuss, with management and the independent accountants, adjustments recorded as a result of the audit of the Corporation's financial statements for each fiscal year, and the effects of audit findings that were not adjusted in the underlying accounting records of the Corporation.

               4. Review, discuss and assess, with management and the independent accountants, the impact of new accounting pronouncements on the Corporation's financial statements and related disclosures.

               5. Review and discuss, with management and the independent accountants, any reports on the Corporation's internal accounting controls rendered by the independent accountants. The review shall include discussions regarding the quality, adequacy and effectiveness of the Corporation's accounting and financial controls including computerized information system controls and security.

               6. Review with the independent accountants the matters that the independent accountants are required to communicate to the Audit Committee as a result of their review of the Corporation's interim financial information and Quarterly Reports on Form 10-Q. For this purpose, the Chairman of the Committee may act on behalf of the entire Committee.

         B.       Independent Accountants

               7. Recommend to the Board on an annual basis the selection, retention or, where appropriate, replacement of the independent accountants. In doing so, the Audit Committee shall determine the independence of the independent accountants by: (i) reviewing and considering the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, as it may be modified or supplemented, that they are independent; (ii) actively engaging in a discussion with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants; and (iii) taking, or recommending that the Board take, appropriate action to oversee the independence of the independent accountants. The independent accountants shall have ultimate accountability to the Board and the Audit Committee, as representatives of the stockholders of the Corporation. The Audit Committee shall also consider the effectiveness of the independent accountants, and shall approve the auditing services to be rendered by the independent accountants and the fees or other compensation to be paid to the independent accountants related thereto.

               8. Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

               9. Review, with the independent accountants, the nature, timing and scope of the proposed audit of the Corporation's financial statements for each fiscal year and the procedures to be utilized in each such audit.

               10. Review all reports issued by the independent accountants and provide the independent accountants with full access to the Audit Committee and the Board to report on any and all matters deemed appropriate by the independent accountants.

               11. Periodically consult with the independent accountants outside the presence of management regarding internal controls and the completeness and accuracy of the Corporation's annual financial statements.

               12. Direct the attention of independent accountants towards specific matters or areas deemed to be of special significance, and authorizing the independent accountants to perform supplemental reviews or audits that the Audit Committee may deem advisable.

         C.       Financial Reporting Processes

               13. Review the integrity of the Corporation's financial reporting processes, both internal and external, by consultation with the independent accountants at least once annually.

               14. Consider the independent accountants' judgments regarding the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.

               15. Consider and approve, if appropriate, significant changes to the Corporation's accounting principles and practices as suggested by the independent accountants or management.

               16. Make inquires, at least annually, of management and the independent accountants with regard to significant risks and exposures facing the Corporation and assess the steps management has taken to minimize such risks.

         D.       Process Improvement

               17. Establish systems of reporting to the Audit Committee by each of management and the independent accountants regarding any significant judgments made in management's preparation of annual financial statements and the view of each as to appropriateness of such judgments.

               18. Review, subsequent to the completion of the annual audit, separately with management and the independent accountants any significant difficulties encountered during the course of the audit, significant changes in the audit plan or scope of work and any restrictions on the scope of work or access to required information.

               19. Review any significant disagreement among management and the independent accountants in connection with the preparation of the financial statements.

               20. Review significant findings during the year with management and the independent accountants, including status of previous audit recommendations.

               21. Review, with the independent accountants and management, the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented. These reviews should be conducted at appropriate times subsequent to implementation of changes or improvements, as decided by the Audit Committee.

         E.       Legal Compliance

               22. Review with corporate counsel any legal compliance matters, including corporate securities trading policies, as may be deemed appropriate by the Committee.

               23. Discuss with management, and with corporate counsel when necessary, the status of pending litigation, taxation matters and other areas of oversight to the legal and compliance area as may be appropriate by the Committee.

               24. Perform any other activities consistent with this Charter, the Corporation's By-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

         F.       Audit Committee Reporting

               25. Submit periodic reports to the Board regarding the activities of the Audit Committee.

               26. Issue annual summary reports regarding the composition of the Audit Committee, its responsibilities, its activities and its oversight conclusions to the Board.

               27. Issue such reports as may be required for inclusion in the Corporation's proxy statement.



This Audit Committee Charter adopted this 4th day of August, 2000.
Revision Date:           N/A
                ---------------------------------------
Revision Number:            N/A
                  ---------------------

                                                                     PRELIMINARY

                                  FORM OF PROXY
                         Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Shareholders
                         HMG/COURTLAND PROPERTIES, INC.

                               September 20, 2002

                 Please Detach and Mail in the Envelope Provided


|X| Please mark your
    votes as in this sample


                       For     Withheld   Nominees: M. Wiener
1.  Election of        |_|       |_|                L. Rothstein
    Directors                                       W. Arader
                                                    J. Bailey
FOR except vote withheld                            H. Comita
from the following nominees

---------------------------.

                                                      For  Against   Abstain
                              2.  Proposal to         |_|    |_|      |_|
                                  approve amendment
                                  and renewal
                                  of the Advisory
                                  Agreement between
                                  Company and HMG
                                  Advisory Corp.


3. In their discretion, upon such other matters as may properly come before the meeting or any adjournment thereof, all in accordance with the Company's Proxy Statement, receipt of which is hereby acknowledged.


This proxy when properly executed will be voted in accordance with the above instructions. In the absence of such specifications this proxy will be voted FOR Proposals 1 and 2.

     PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature(s)                                             Date
            ------------------------                          ------------------

Note: (Please sign exactly as your name appears. Persons signing as executors, trustees, guardians, etc. please so indicate when signing.)